UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On December 21, 2009, GenCorp Inc. (“GenCorp”) issued $200 million aggregate principal amount of 4.0625% Convertible Subordinated Debentures due 2039 (the “debentures”)  in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  This amount includes the full exercise of the option to purchase an additional $50 million aggregate principal amount of debentures that GenCorp granted to the initial purchasers of the debentures solely to cover over-allotments, if any.  GenCorp issued the debentures under an indenture, dated as of December 21, 2009 (the “Indenture”), between GenCorp and The Bank of New York Mellon Trust Company, N.A., as trustee.

The description of the debentures and the Indenture set forth below is a summary and is not meant to be a complete description of the parties’ rights and obligations thereunder.  The description of the debentures and the Indenture set forth below is qualified by reference to the Indenture (including the form of 4.0625% Convertible Subordinated Debentures attached thereto) filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Interest

The debentures bear interest at a rate of 4.0625% per annum on the principal amount of the debentures from December 21, 2009, payable semi-annually in arrears on June 30 and December 31 of each year, beginning June 30, 2010.  The debentures will mature on December 31, 2039, subject to earlier redemption, repurchase or conversion in certain circumstances described below.

GenCorp may pay interest in cash or, at any time on or after the one-year anniversary of the original issuance date of the debentures or (if later) any additional debentures subsequently issued, in shares of its common stock or any combination of cash and shares of its common stock, at GenCorp’s option, subject to certain conditions.  The valuation methodology GenCorp will use in determining the value of any shares to be so delivered is described in the Indenture.

Ranking

The debentures are GenCorp’s general unsecured subordinated obligations, which (i) rank junior in right of payment to all of GenCorp’s existing and future senior indebtedness (including its senior subordinated indebtedness), and (ii) rank equal in right of payment with all of GenCorp’s existing and future unsecured subordinated indebtedness.

Conversion

The debentures may be converted into shares of GenCorp’s common stock initially at a conversion rate of 111.0926 shares of common stock per $1,000 principal amount of debentures (equivalent to a conversion price of approximately $9.00 per share of common stock), subject to adjustment from time to time as provided in the Indenture.  Holders may convert their debentures at their option at any time prior to the close of business on the business day immediately preceding the final maturity date of the debentures.  In addition, if holders of the debentures elect to convert their debentures in connection with the occurrence of certain fundamental changes, such holders will be entitled to receive additional shares of common stock upon conversion in some circumstances.

Optional Redemption by GenCorp

GenCorp may at any time redeem any debentures for cash (except with respect to any make-whole premium that may be payable, as described below) if the last reported sale price of GenCorp’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the date on which GenCorp provides notice of redemption.  GenCorp may redeem the debentures either in whole or in part at a redemption price equal to (1) 100% of the principal amount of the debentures to be redeemed, plus (2) accrued and unpaid interest, if any, up to, but excluding, the redemption date, plus (3) if GenCorp redeems the debentures prior to December 31, 2014, a “make-whole premium” equal to the present value of the remaining scheduled payments of interest that would have been made on the debentures to be redeemed had such debentures remained outstanding from the redemption date to December 31, 2014. Any make-whole premium is payable in cash, shares of GenCorp’s common stock or a combination of cash and shares, at GenCorp’s option, subject to certain conditions.  The valuation methodology GenCorp will use in determining the value of any shares to be so delivered is described in the Indenture.

Repurchase at the Option of the Holder

Holders of the debentures may require GenCorp to repurchase all or part of their debentures on December 31, 2014, 2019, 2024, 2029 and 2034 at an optional repurchase price equal to (1) 100% of their principal amount plus (2) accrued and unpaid interest, if any, up to, but excluding, the date of repurchase. GenCorp may elect to pay the optional repurchase price in cash, shares of GenCorp’s common stock or a combination of cash and shares of common stock, at GenCorp’s option, subject to certain conditions.  The valuation methodology GenCorp will use in determining the value of any shares to be so delivered is described in the Indenture.

Additionally, if a fundamental change, as defined in the Indenture, occurs prior to maturity, holders of the debentures will have the right to require GenCorp to purchase all or part of their debentures for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.

Events of Default

The debentures and the Indenture contain customary events of default, including, among other things, payment default, covenant default and certain cross-default provisions linked to the payment of other indebtedness of GenCorp or its significant subsidiaries.  GenCorp is not subject to any financial covenants under the Indenture.

Transfer Restrictions; Additional Interest

The offer and sale of the debentures and the shares of GenCorp’s common stock issuable upon conversion of the debentures and in certain other circumstances pursuant to the terms of the Indenture have not been registered under the Securities Act.  The debentures and such common stock generally do not benefit from any registration rights, and GenCorp does not intend to file a shelf registration statement for the resale of the debentures or such shares of common stock except in the limited circumstances required by the Indenture.  If there is no effective resale registration statement at the time of sale, holders may only resell debentures or shares of common stock pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.  Additional interest, at a rate of 0.50% per annum, in respect of the debentures is payable only under specified circumstances described in the Indenture in the event the debentures are not freely tradable pursuant to Rule 144 under the Securities Act.

Use of Proceeds

GenCorp estimates that the net proceeds from the sale of the debentures, after payment of applicable fees and expenses in connection with the offering, will be approximately $194.5 million. GenCorp intends to use the net proceeds from the offering to refinance all or a portion of its 4% Contingent Convertible Subordinated Notes due 2024 and, to the extent of any excess proceeds, a portion of its 9 1/2 % Senior Subordinated Notes due 2013.

Item 2.03              Creation of a Direct Finical Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information required by Item 2.03 is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities

The information required by Item 3.02 is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of December 21, 2009, between GenCorp Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee., relating to GenCorp’s 4.0625% Convertible Subordinated Debentures due 2039.

4.2	Form of 4.0625% Convertible Subordinated Debenture due 2039 (contained in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President, Chief Financial Officer and Secretary

Dated: December 21, 2009

Exhibit Index

Exhibit No.	Description

4.1
Indenture, dated as of December 21, 2009, between GenCorp Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee., relating to GenCorp’s 4.0625% Convertible Subordinated Debentures due 2039.

4.2	Form of 4.0625% Convertible Subordinated Debenture due 2039 (contained in Exhibit 4.1).